EXHIBIT 5.1

                               OPINION OF COUNSEL


      THE KRUEGER GROUP, LLP

      5771 La Jolla Boulevard

      La Jolla, California 92037

                                                                  June 23, 2004.

Board of Directors
Technology Acquisition Corporation

Technology Acquisition Corporation

10600 N. De Anza Boulevard, Suite 250,

Cupertino, California 95014

      Re. Amendment Number One to Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

      We have acted as a special counsel for Technology Acquisition Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. as amended, (the "Act") of a first amendment to a registration statement on Form S-8 (the "Registration Statement"), originally filed with the Securities Exchange Commission on April 6, 2004, relating to the offer and sale of Seventy Thousand (70,000) shares of Common Stock, $.01 par value (the "Common Stock"), to certain directors and advisors of the Company, under the terms and conditions of the amended Director, Employee and Advisor Compensation Plan (the "Plan"). As special counsel for the Company, we have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, we have also examined the Amendment Number One to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the additional Common Stock in this offering.


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      In arriving at the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. We have made such investigations of law as we have considered necessary or appropriate as a basis for our opinions.

      Our opinions are qualified in all respects by the scope of the document examination and we make no representation as to the sufficiency of our investigation for your purpose. We have not made any document examination or rendered any other advice other than as described herein and we at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to us. We do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

      In rendering this opinion, we have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to us for our review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of presentations and statements made in the documents received from the State of Nevada; and (v) Technology Acquisition Corporation will be operated in accordance with the terms of its charter documents and the laws of the States of Nevada and California and the terms of the instruments or documents referred to above.

      Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

3. The issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

      We are admitted to practice in the State of California only. We are not admitted to practice in Nevada, the state of incorporation of the Company, or in any other jurisdictions other than California, in which the Company may own property or transact business. Our opinions herein are with respect to federal law only and, to the extent our opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, we have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. Our opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.


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      This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

      This opinion is furnished by us to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in our written consent.

                    Very truly yours,

                    /s/

                    THE KRUEGER GROUP, LLP




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